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                                                                  EXHIBIT 10.33

                                                               Execution Version

                         FOUNDER'S EMPLOYMENT AGREEMENT

   THIS AGREEMENT made as of the 29th day of December, 1994, between Wavelink Technologies Inc., a body corporate duly incorporated under the laws of the Province of Ontario and having an office at 5825 Kennedy Road in the City of Mississauga, in the Province of Ontario (hereinafter referred to as "the Company") and NINO ZAINO currently residing in the City of Mississauga or a surrounding community, in the Province of Ontario (hereinafter referred to as "the Founder").

   WHEREAS the undersigned Founder is one of the founders of the Company and the Founder and the Company are desirous of entering into this Founder's Employment Agreement ("Agreement") setting out the terms and conditions of the Founder's employment with the Company; and

   NOW THEREFORE in consideration of the mutual covenants and agreements contained hereinafter, it is agreed as follows.

     1.  POSITION OF EMPLOYMENT.   The Company and the Founder agree that,
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unless otherwise agreed in writing by the parties, during the term of this
Agreement the Founder will be employed by the Company as President and Chief Executive Officer or a comparable position, with such duties as may be assigned from time-to-time by the Board of Directors of the Company or the Company's chief executive officer; provided however, the Founder shall not be assigned any
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duty or position that will necessitate a change in the location of his home
(presently in the Mississauga, Ontario area), unless the Founder consents in writing to such assignment.

   2.  SALARY AND BENEFITS.
       -------------------

   2.01 During the term of the Founder's employment hereunder, the Company shall pay or cause to be paid to the Founder for his services an annual base salary of not less than $125,000 payable in equal semi-monthly instalments on normal payroll dates. The Company and the Founder agree that the amount of the Founder's salary shall be reviewed at least annually by the Board of Directors, who may in its sole and complete discretion make appropriate increases thereto after giving due consideration to the Founder's achievements during the past year, having regard to the financial well-being of the Company and the market rates of remuneration paid in Ontario for persons performing duties and responsibilities similar to those being performed by the Founder. When any such adjustment is made, the parties will execute a supplement to this Agreement.

   2.02 In addition to the Founder's base salary as noted above, the Founder will be entitled to participate in a bonus program upon terms and conditions approved by the Company's Board of Directors, which will provide the Founder a calendar year-end bonus opportunity of between 15% to 35% of base salary based on the financial performance of the Company and individual performance.
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   2.03  During the term of the Founder's employment hereunder, the Founder will be entitled to participate in the insurance and employee benefit plans and programs maintained by the Company applicable to similarly situated employees on the same basis as such other employees, subject only to the possible substitution by or on behalf of the Company of other plans or programs providing substantially similar or increased benefits for the Founder. Any substitution by the Company of such employment benefits will in no way affect any of the other terms and conditions of this Agreement and they will continue in full force and effect.

   2.04 The Founder will be entitled to reimbursement of any reasonable expenses incurred by the Founder pursuant to or in the course of the Founder's discharge of his employment duties hereunder in accordance with the policies respecting business expenses established or to be established by the Company from time-to-time.

   2.05 During each calendar year of this Agreement, the Founder will be entitled to 4 weeks vacation with pay or such greater reasonable vacation with pay as may be specified in Company policies governing the matter that are adopted from time-to-time.

     3.   GENERAL OBLIGATIONS OF THE FOUNDER TO THE COMPANY.
          -------------------------------------------------

    The Founder shall serve the Company faithfully and to the best of the Founder's ability. Throughout the term of the Founder's employment with the Company, the Founder shall devote his full working time and attention to the business and affairs of the Company.

     4.   TERM OF EMPLOYMENT AGREEMENT.
          ----------------------------

     4.01 Subject to the termination of the Founder's employment with the Company as provided for under paragraphs 4.02, 4.05 and 4.06 hereof, the initial term of the Founder's employment with the Company will be from the date hereof to and including December 31, 1996. During the initial term, the Company shall only be permitted to terminate the employment of the Founder in accordance with sections 4.02, 4.05 or 4.06 or upon payment to the Founder of a lump sum severance amount equal to the greater of:

          (i) an amount equal to the Founder's base salary for six months; and

          (ii) an amount equal to the Founder's base salary for the balance of the initial term.

Unless either party provides the other party written notice that it is such party's intent not to renew this Agreement more than 60 days prior to the expiration of the then current term, the term of this Agreement shall automatically renew for one additional year and so on from time-to-time. The giving by either party of a notice of an intent not to renew in accordance with this paragraph shall not, in and of itself, constitute a termination of the Founder's employment with the Company.

     4.02  The Founder may, by providing written notice of three months,
terminate the Founder's employment with the Company.   Upon receipt of such
notice, the Company, in its sole

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discretion, may, by notice in writing, specify an earlier termination date. In the event of such notice by the Company, the Company will pay the Founder all amounts due and owing through the date of termination specified in the Company's notice plus a lump sum allowance in an amount that when added to the amounts to be received by the Founder through the date of termination specified in the Company's notice is equivalent to three months' base salary.

     4.03 If the Company terminates the Founder's employment with the Company other than as permitted under paragraphs 4.02, 4.05, and 4.06 at any time after the expiry of the initial term, then the Company shall pay to the Founder, in a lump sum, as severance, an amount equal to the Founder's base salary for six months.

     4.04 The Founder acknowledges and agrees that payment by the Company as provided in paragraphs 4.01, 4.02 and 4.03 shall be in full and final settlement of any and all claims, demands, actions and suits whatsoever which the Founder has or may have against the Company, Amtech Corporation, their affiliates and any of their directors, officers, employees and their successors and assigns. In the event that the government of Ontario, by legislation, requires the payment of severance in an amount greater than set forth in paragraphs 4.02 or 4.03, as applicable, the Founder shall be entitled to such statutory severance in lieu of, but not in addition to, the severance set out in paragraphs 4.02 or 4.03, as applicable.

     4.05 Notwithstanding anything contained in this Agreement, the employment of the Founder with the Company may be terminated for just cause without notice of termination or payment in lieu of notice, and without liability to the Company beyond any amounts due and owing to the date of termination by the Company. For the purposes of the foregoing "just cause" means:

          (i) any theft, fraud or dishonesty by the Employee involving the property or affairs of the Company; or

          (ii) any act or omission by the Employee that is deemed to be just cause for dismissal under the common law in the Province of Ontario.

     4.06 The employment of the Founder with the Company shall terminate, without liability to the Company beyond amounts due and owing through the date of termination, upon the happening of any of the following:

          (i)  the death of the Founder;

          (ii) the Founder reaching the retirement age as established by the retirement policy of general application established or to be established by the Company from time-to-time; or

          (iii) the Founder is unable to perform the Founder's job responsibilities because of incapacity due to physical or mental illness for a consecutive period of six (6) months or a cumulative period of six
     (6) months in any consecutive twelve (12) month period. The parties understand that any wage replacement payments received by the

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     Founder under any applicable disability insurance policies during the period of disability shall be in lieu of (and not in addition to) a corresponding amount of salary or other compensation.

     5.   CONFIDENTIALITY AND NON-COMPETITION.
          -----------------------------------

     5.01 The Founder acknowledges that the Founder holds a position of trust with the Company and that he has been and will be entrusted with detailed trade secrets and other confidential or proprietary information of the Company. The Founder acknowledges that the Founder has previously executed a Confidential Information, Invention Assignment and Non-Competition Agreement, dated September 30, 1994, relating to the treatment of confidential information, inventions, non-competition and other matters, which agreement is incorporated herein by reference and is deemed to be a part of this Agreement as if the provisions thereof were fully set forth herein. Such agreement will, subject to the provisions of paragraph 5.02, continue to apply in accordance with its terms during the Founder's employment with the Company and thereafter, regardless of the reason for the termination or expiration of the Founder's employment.

     5.02 Notwithstanding the provisions of paragraph 4 of the above-referenced Confidential Information, Invention Assignment and Non-Competition Agreement, the Founder and the Company have agreed, with respect to the application of the provisions of such paragraph 4 during the period following the termination or expiration of the Founder's employment with the Company, as follows:

          (i) the Founder shall be bound by the provisions of such paragraph 4 for a minimum period of six (6) months following the date of the termination or expiration of the Founder's employment with the Company.

          (ii) The Company may, at its election, require the Founder to be bound by the provisions of such paragraph 4 for each of the seventh through twelfth months following the date of the termination or expiration of the Founder's employment with the Company by paying to the Founder for one or more of these seventh through twelfth months the monthly base salary being paid to the Founder at the time of the termination or expiration of the Founder's employment with the Company. If the Company so elects by making the required payment, then the Founder shall abide by the provisions of such paragraph for each of such seventh through twelfth months that the Company actually makes the payment in question.

          6. MISCELLANEOUS.
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     6.01 Except as otherwise expressly provided herein, all notices shall be in writing and either delivered personally, or sent by registered or certified mail, telex, telegram, cable or telecopier (receipt confirmation requested) and addressed as follows:

               The Founder:   1647 Wembury Road
                              Mississauga, Ontario
                              L5J 4G4

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               The Company:   Wavelink Technologies, Inc.
                              5825 Kennedy Road
                              Mississauga, Ontario
                              Canada
                              L4Z 2G3
                              Attention:  Ivan Berka

               copy to:       Amtech Corporation
                              17304 Preston Road, E-100
                              Dallas, Texas 75252
                              Attn:  General Counsel

Any address may be changed by notice given in accordance with the provisions of this paragraph. Any notice which is delivered personally shall be effective when delivered and any notice which is sent by telex, telecopier, cable or telegram shall be effective on the business day following the day of sending. Any notice given by telex, telecopier, cable or telegram shall immediately be confirmed by registered or certified mail.

     6.02  This Agreement and the Confidential Information, Invention
Assignment and Non-Competition Agreement referenced in paragraph 5 contains the entire agreement between the Company and the Founder and supersedes all previous negotiations, understandings and agreements whether verbal or written, with respect to the terms and conditions of employment between the Company and the Founder. The parties agree that this Agreement may only be modified in writing and signed by both parties.

     6.03 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The Company and the Founder agree that if there is any dispute between them with respect to the rights of either party under this Agreement, such dispute will be submitted to the Courts of the Province of Ontario, and the Company and the Founder attorn to the jurisdiction of the Courts of the Province of Ontario.

     6.04 This Agreement shall not be assignable by either party unless the written consent of the other party has been obtained, provided, however, that the Company may assign this Agreement to any person or entity acquiring all or substantially all of the undertaking, property or assets of the Company whether by way of merger, amalgamation, transfer, sale, lease or other transaction and may assign it to any affiliate of the Company; provided, that, an assignment to an affiliate shall not relieve the Company of its obligations hereunder. As used herein, "affiliate" means with respect to any corporation or other entity, a corporation or other entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, the corporation or other entity in question.

     6.05 This Agreement shall enure to the benefit and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and permitted assigns.

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     6.06  The Company and Founder agree that they shall, from time-to-time and at all times, do all such further acts and execute and deliver all such further documents and assurances as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

     6.07 No failure by either the Company or the Founder to exercise any of their respective rights, powers or privileges pursuant to this Agreement shall operate as a waiver of such rights, powers or privileges, nor shall any single or partial exercise of any right, power or privilege under this Agreement by either of them, preclude either of them from further exercising any right, power or privilege pursuant to this Agreement.

     6.08 In the event that any provision or any part of any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by a court, this Agreement shall be construed as not containing such provision or part of such provision and the invalidity of such provision or such part shall not affect the validity of any other provision or the remainder of such provision hereof. All other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

     6.09 The Founder understands that by executing this Agreement, the
Founder accepts and agrees to be bound by its terms and conditions.   The
Founder acknowledges that the Founder is signing this Agreement freely and voluntarily having had an opportunity to review, understand and seek advice as to the meaning of the above provisions.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the effective date first above written.

                             WAVELINK TECHNOLOGIES, INC.



                             By:  Dan Berlin
                                 ------------------------------

                             Its: SECRETARY
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/s/  S. SLIEDBOLT            /s/   NINO ZAINO
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(Witness)                               NINO ZAINO

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